UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

October 6, 2022
Date of Report (date of earliest event reported)
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SNAP ONE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-40683 (Commission File Number)	82-1952221 (I.R.S. Employer Identification Number)
1800 Continental Boulevard, Suite 200 Charlotte, NC 28273
(Address of principal executive offices and zip code)
(704) 927-7620
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $.01 per share	SNPO	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 – Entry Into a Material Agreement

On October 2, 2022, Snap One Holdings Corp. (the “Company”) entered into an Incremental Agreement (the “Incremental Agreement”) with the lenders party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent (the “Administrative Agent”). The Incremental Agreement amended the Credit Agreement, dated as of December 8, 2021 (the “Existing Credit Agreement”), among the Company, the lenders party thereto from time to time, the Administrative Agent and the other parties party thereto (as amended by the Incremental Agreement, the “Amended Credit Agreement”). The Incremental Agreement will further increase the Company’s liquidity and will allow the Company additional flexibility to invest in organic or inorganic growth, or use for general corporate purposes.

The Incremental Agreement (i) provides for incremental term loans (the “Incremental Term Loans”) under the Existing Credit Agreement in an aggregate principal amount of $55,000,000, which Incremental Term Loans will bear interest at a rate per annum equal to, at the Company’s option, either (1) an applicable margin of 5.75% plus a base rate determined by reference to the highest of (a) 0.50% per annum plus the Federal Funds Effective Rate (as defined in the Existing Credit Agreement), (b) the Prime Rate (as defined in the Existing Credit Agreement) and (c) the forward-looking term rate based on the Secured Overnight Financing Rate (“SOFR”) for an interest period of one month, plus 1.00%; provided that such rate is not lower than a floor of 1.00% or (2) an applicable margin of 6.75% plus the forward-looking term rate based on SOFR for the interest period relevant to such borrowing; provided that such rate is not lower than a floor of 0.50% and (ii) makes certain other corresponding technical changes to the Existing Credit Agreement to facilitate the incurrence of the Incremental Term Loans. The Incremental Term Loans mature on the third anniversary of the funding date of the Incremental Term Loans. The funding date of the Incremental Term Loans is expected to occur by October 6, 2022.

Other than as described above, the parties to the Amended Credit Agreement continue to have the same obligations set forth in the Existing Credit Agreement.

The foregoing description of the Incremental Agreement and the Amended Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Incremental Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Incremental Agreement No. 1 to Credit Agreement, dated as of October 2, 2022, among Snap One Holdings Corp., the lenders party thereto and Morgan Stanley Senior Funding, Inc., as Administrative Agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 6th day of October, 2022.

Snap One Holdings Corp.

By:	/s/ Michael Carlet
Name: Michael Carlet
Title: Chief Financial Officer